UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

CORUS BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e): Compensatory Arrangements of Certain Officers

On November 27, 2007, the Compensation Committee of Corus Bankshares, Inc. (the “Company”) approved changes in the manner by which Corus Bank, N.A. (the “Bank”), a wholly-owned subsidiary of the Company, compensates its commercial loan officers. These changes are reflected via revisions to the Bank’s existing Commission Program for Commercial Loan Officers (the “Existing CLO Program”) as well as the introduction of a new commission program (the “New CLO Program”) (collectively, the “Programs”).

Loans originated through October 31, 2006, will continue to be covered by the Existing CLO Program (as may be amended from time to time), and loans originated on November 1, 2006 and thereafter will be covered by the New CLO Program. As a result, over time a growing percentage of commercial loan officers’ compensation will be paid under the New CLO Program (with the majority of this transition likely occurring over the next 4 to 5 years).

Timothy J. Stodder, a named executive officer of the Company, is compensated under the Programs. The revisions to the Existing CLO Program together with the adoption of the New CLO Program may impact the amount, timing and form of his overall compensation. Due to the manner in which the Programs operate, coupled with the uncertainty of future loan originations, losses, etc., it is not now known whether the net effects will be to increase or decrease the amounts and/or timing of Mr. Stodder’s compensation.

Michael G. Stein, who is the head of the Company’s commercial real estate loan department, is also a named executive officer. While Mr. Stein had previously been compensated under the Existing CLO Plan, he has essentially ceased participating in the Existing CLO Program and is compensated under a discretionary compensation plan along the lines of the Company’s other named executive officers. This transition was discussed in the Company’s 2007 Proxy Statement and is codified in agreements entered into between the Company and Mr. Stein in late 2006 and 2007 (and filed with the SEC via Form 8-Ks).

Reason for Changes
The changes were prompted by the enactment of new rules regarding deferred compensation. These new rules (Section 409A of the American Jobs Creation Act of 2004) are extraordinarily complex, hard to interpret and give rise to significant uncertainties. One of the most significant uncertainties relates to holdbacks of commissions under the Existing CLO Program, as discussed below.

One of the fundamental elements of the Bank’s Existing CLO Program was that a portion of an officer’s commission would be held back for a number of years (referred as to either “held back” commissions or “holdbacks”). Holdbacks would generally become payable and released at the end of the prescribed deferral period, subject to reduction or potential additional deferral. While the Company believes that commissions held back under the Existing CLO Program would be eligible for an exemption under the new rules, the complexity (and untested nature) of the rules makes definitive conclusions very difficult. As such, and due to potentially severe penalties the rules impose on compensation deferred under a plan that does not meet these rules, the Company has decided to move to a new program that does not contain a commission holdback feature.

Existing CLO Program
Background
As background, the Bank has maintained the Existing CLO program, a long-term incentive plan for the commercial loan officers, for many years. The Existing CLO Program is designed to reward commercial loan officers for originating new loans, and the size of the commissions is based on the amount of interest and fees earned on those loans. The Existing CLO Program generally requires that a portion of officers’ commissions be withheld by the Bank, and for a substantial period of time. These holdbacks are then at risk of loss in the event the Company suffers a loss on a loan originated by the officer.

Under the Existing CLO Program, holdbacks of current year commissions earned on loans may not be required if they are not considered to be at substantial risk of forfeiture. In those instances, prior year holdbacks may be released as well, again, only to the extent no longer considered to be at substantial risk of forfeiture.

Program Changes
The Existing CLO Program was revised in several respects, among them, only those loans originated through October 31, 2006 are included in this program. Loans included in that plan will continue to have commissions calculated in accordance with the guidelines set forth in the Existing CLO Program. Moreover, the releases, reductions or eliminations of commissions previously held back shall continue to be handled in accordance with the guidelines set forth in the Existing CLO Program (but will only be affected by loans originated through October 31, 2006, and therefore covered under the Existing CLO Program).

New CLO Program
The New CLO Program is effective for all loans originated November 1, 2006 and thereafter. Like the Existing CLO Program, the New CLO Program is also designed to reward commercial loan officers for originating new loans, with commissions calculated in a similar manner to the Existing CLO Program. In contrast to the Existing CLO Program though, the New CLO Program does not contain a holdback provision. However, officers continue to share in the risk of loss as their current year commissions are still exposed to reduction, even elimination, in the event of losses. In addition, loans originated under the New CLO Program will generally result in commissions that are somewhat lower than what would have resulted under the Existing CLO Program. There are various other differences between the Existing CLO Program and the New CLO Program (for further details, please see the attached Programs filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.)

ITEM 8.01: Other Events

Holdbacks Under the Existing CLO Program
As a result of the normal operation of the Existing CLO Program, the Company held back portions of certain commercial loan officer’s 2007 commissions. Other officers though, also in compliance with the Existing CLO Program, had holdbacks released (where it was determined that a portion of an officer’s holdback was no longer considered to be at a substantial risk of forfeiture). The net impact of these actions, which was effectively zero, coupled with the changes in the market value of the investments officers’ elected to invest their previous holdbacks into, caused the total value of the holdbacks to decline from approximately $25 million at year-end 2006 to just under $15 million as of November 30, 2007.

ITEM 9.01: Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment of Existing Commission Program and Announcement of New Commission Program for Commercial Loan Officers

10.2	Amended and Restated Corus Bank, N.A. Commission Program for Commercial Loan Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

December 7, 2007

By: /s/ Michael E. Dulberg
Michael E. Dulberg
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer and duly authorized
Officer of Registrant)

Exhibit Index

Exhibit No.	Description

10.1	Amendment of Existing Commission Program and Announcement of New Commission Program for Commercial Loan Officers

10.2	Amended and Restated Corus Bank, N.A. Commission Program for Commercial Loan Officers